EXHIBIT 99.1


       21ST CENTURY TECHNOLOGIES, INC. SELLS PARAMOUNT MULTISERVICES, INC.


Las Vegas, Nev. - April 27, 2005 - 21st Century Technologies, Inc. (the "Company") (OTC: TFCY.OB) today announced that it has sold one of the wholly-owned subsidiary companies in its portfolio, Paramount MultiServices, Inc. ("Paramount"). The sale of Paramount was made to The Romney Group, Inc. ("Romney Group"), a privately-held company. The Romney Group is controlled by Kevin Romney, the former President, Chief Executive Officer and director of the Company.

The Company is a business development company operated pursuant to the Investment Company Act of 1940. It holds various enterprises as investments and seeks to grow companies in which it has an interest. The Company's current investment portfolio includes Jane Butel Corporation (OTC: JBTL.OB), prizeWise, Inc., TransOne, Inc., Innovative Weaponry, Inc., Trident Technologies, Inc., DLC General Contracting, Inc. and MMC Entertainment Group, Inc. The Company's investment ownership in these enterprises ranges from approximately 9% to 100%.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to qualify for the safe harbor from liability provided thereunder. All statements which are not historical statements of fact are "forward-looking statements" for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The Company may experience significant fluctuations in operating results due to the impact of a number of uncertainties including, but not limited to, economic conditions, competitive products or pricing, technological changes and other factors. These uncertainties could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information concerning potential risk factors that could affect the Company's future performance are described from time-to-time in the Company's reports filed with the Securities and Exchange Commission.

Contact:

21st Century Technologies, Inc.
Glenn Glasshagel, CFO 702-248-1588 (11 a.m.-12 p.m. PT Mon.-Fri.)